EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Uniti Group Inc. of our report dated March 3, 2025 relating to the financial statements of Windstream Holdings II, LLC, which appears in Uniti Group Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP
Little Rock, Arkansas

August 1, 2025